EXHIBIT 99

                            NUWAVE TECHNOLOGIES, INC.

                        STATEMENT PURSUANT TO SECTION 906
                         OF SARBANES - OXLEY ACT OF 2002
                         -------------------------------

      Each of the undersigned, GERALD ZARIN the Chairman of the Board, President and Chief Executive Officer, and JEREMIAH F. O'BRIEN, Vice President and Chief Financial Officer, of NUWAVE TECHNOLOGIES, INC. (the "Company"), DOES HEREBY CERTIFY that:

     1. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, each of the undersigned has executed this Statement this 13th day of August, 2002.

                                      /s/ Gerald Zarin
                                    -------------------------------------------
                                    Gerald Zarin
                                    Chairman of the Board, President and
                                    Chief Executive Officer



                                      /s/ Jeremiah F. O'Brien
                                    -------------------------------------------
                                    Jeremiah F. O'Brien
                                    Vice President and Chief Financial Officer